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                                                                    EXHIBIT 99.1

                            AMB PROPERTY CORPORATION

                             AUDIT COMMITTEE CHARTER
                          ORIGINALLY ADOPTED MARCH 1999
                              AMENDED FEBRUARY 2001
                        FURTHER AMENDED FEBRUARY 25, 2003

I.    PURPOSE

The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of AMB Property Corporation (the "Company"). The purposes of the Committee are to (a) assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's (the "auditor") qualifications and independence, (iv) the Company's internal control environment and risk management and (v) the performance of the auditor and the Company's internal audit function, and (b) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

II.   COMPOSITION

- The Committee, and its chairperson (the "Chair"), shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. The Committee shall be composed of at least three directors.

- The members shall meet the independence and experience requirements of the Bylaws of the Company, as well as the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission as applicable to the Company. Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Any such determination shall be disclosed in the Company's annual proxy statement.

III.  POWERS AND GENERAL RESPONSIBILITIES

The Committee shall:

- meet quarterly, or more frequently if circumstances indicate. The Chair shall schedule and provide a written agenda in advance of all meetings. The Committee may ask members of management, any employee of the Company, the Company's outside counsel, the auditor or others to attend its meetings or to meet with any members of, or consultants to, the Committee.

- meet separately, periodically, with management, with the personnel responsible for the internal audit function and with the auditor.
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-     maintain minutes of its meetings and regularly report its actions to the
      Board with such recommendations as the Committee may deem appropriate.

- have unrestricted access to members of management and all information relevant to its responsibilities and authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

- have authority to retain independent counsel, accountants or others, at the Company's expense, to advise the Committee or assist in the performance of any of its responsibilities.

- review and reassess annually the adequacy of this Charter, and recommend any changes to the Board.

- cause the Nominating and Governance Committee to conduct annually and report to the Board a performance evaluation of the Committee.

- prepare for inclusion in the Company's annual proxy statement a report to stockholders as required by the Securities and Exchange Commission.

- perform such other functions assigned by law, the Company's organizational documents or Bylaws, or the Board.

The Committee may form and delegate authority to subcommittees as it considers appropriate. The Committee is responsible for the oversight and other duties set forth in this Charter, but is not responsible for (i) planning or conducting audits, (ii) determining that the Company's financial statements and disclosures are complete and accurate or are in accordance with accounting principles or applicable rules and regulations, or (iii) ensuring the Company's compliance with other laws or regulations or corporate policies. These are the responsibilities of management and the auditor.

IV.   SPECIFIC RESPONSIBILITIES

A.          INTERNAL CONTROLS AND RISK ASSESSMENT

The Committee shall:

- discuss with management and the auditor the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

- review and discuss with management and the auditor management's disclosure to the Committee of all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any material weaknesses in internal controls.

- discuss with management and the auditor any fraud disclosed to the Committee, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

B.          ENGAGING AND OVERSEEING THE COMPANY'S RELATIONSHIP WITH THE AUDITOR

The Committee shall:


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-     have the sole authority to appoint or replace the auditor (subject, if applicable, to stockholder ratification) and shall pre-approve all audit services, fees and terms and all permitted non-audit services provided to the Company by the auditor.

- review and evaluate the qualifications, performance and independence of the auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the personnel responsible for the internal audit function. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor. For these purposes, at least annually, the Committee shall obtain and review a report by the auditor describing, to the extent permitted under applicable auditing standards: the auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the auditor and the Company.

- review and evaluate the qualifications, performance and independence of the lead partner of the auditor and review the need to rotate the lead, reviewing or coordinating partner(s) in accordance with the applicable rules and regulations.

- review the scope and approach of the audit plan with the auditor, including staffing and the auditor's reliance on management.

- resolve any disagreements between the auditor and management regarding financial reporting.

- review the auditor's process of identifying and responding to key audit and internal control risks.

- obtain and review a periodic analysis from the auditor on changes in accounting and financial reporting practices applicable to the industry generally and to the specific activities of the Company.

- set clear policies for the hiring by the Company of employees or former employees of the auditor.

In connection with these responsibilities, it is understood that the auditor is ultimately accountable to the Committee and the Board, as representatives of the stockholders. The auditor shall report directly to the Committee.

C.          REVIEWING AUDITS AND FINANCIAL STATEMENTS

The Committee shall:

- review and discuss with management and the auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.


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-     review and discuss with management and the auditor the Company's quarterly financial statements prior to the filing of any Quarterly Report on Form 10-Q, including disclosures made in management's discussion and analysis.

- review and discuss with management and the auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, analyses prepared by management and the auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including the development, selection and disclosure of critical accounting estimates, the degree to which the Company's accounting principles and underlying estimates are aggressive or conservative and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

- discuss with management the types of information contained in and the manner of presentation of (i) the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, and
      (ii) financial information and earnings guidance provided to analysts and rating agencies.

- discuss with management and the auditor the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company's financial statements.

- discuss with management and the auditor any correspondence with regulators or governmental agencies relating to matters impacting the Company's financial statements.

- discuss with the auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

      - the adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the auditor, the personnel responsible for the internal audit function or management and the auditor's judgment about the quality of the Company's accounting principles and practices;

      - the management letter provided by the auditor and the Company's response to that letter; and

      - any difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

- discuss with the auditor the responsibilities, budget and staffing of the Company's internal audit function.

- review the significant reports to management prepared by the personnel responsible for the internal audit function and management's responses.


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D.          COMPLIANCE WITH LAWS AND REGULATIONS

The Committee shall:

- at least annually, review with the Company's counsel the Company's process for determining risks from asserted and unasserted claims and from noncompliance with laws and regulations.

- at least annually, review with the Company's counsel any legal and regulatory matters that may have a significant impact on the Company's operations or financial statements, the Company's compliance with laws and regulations, and inquiries received from regulators.

- review the Company's adoption of and processes for administering its code of ethics and business practices.

- establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting controls or auditing matters.


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